Exhibit 99.1

GRI Bio Delivers Compelling New Phase 2a Gene Expression Data Demonstrating Improvements in Key Drivers of Fibrosis and Lung Repair in IPF
Multiple Independent Molecular Signals Converge to Validate GRI-0621 as a Potential Disease-Modifying Therapy
LA JOLLA, CA, January 28, 2026 -- GRI Bio, Inc. (NASDAQ: GRI) (“GRI Bio” or the “Company”), a biotechnology company advancing an innovative pipeline of immune cell modulators for the treatment of inflammatory, fibrotic and autoimmune diseases, today announced additional positive data from its recently completed Phase 2a clinical study of GRI-0621 in Idiopathic Pulmonary Fibrosis (“IPF”), further strengthening potential clinical proof-of-concept and reinforcing the therapeutic differentiation of GRI-0621.
Newly reported RNA-sequencing differential gene expression data demonstrate that treatment with GRI-0621 resulted in significant improvement across genes associated with lung injury, myofibroblast activation, extracellular matrix deposition, fibrosis progression, and alveolar basement membrane and epithelial repair compared to placebo. These findings represent a potential powerful and independent validation of previously reported biomarker, functional and clinical signals from the Phase 2a study.
Gene Expression Data Show Direct Impact on the Core Biology of IPF
IPF is driven by ongoing epithelial injury, unchecked fibroblast activation and irreversible scarring of lung tissue. In the Phase 2a study, subjects treated with GRI-0621 demonstrated clear and significant differentially expressed genes (“DEGs”) linked to key drivers of disease, supporting a mechanism consistent with fibrosis resolution and active tissue repair rather than symptomatic management.
Importantly, DEGs associated with lung injury, myofibroblast activation and excessive extracellular matrix (ECM) deposition were also favorably modulated, aligning with earlier biomarker data showing:
•Decreased neutrophil activity (CPa9-HNE)
•Increased degradation and reduced synthesis of fibrillar collagens (Type III and Type VI)
•Lower levels of pro-fibrotic cytokines (IL-4, IL-13 and TGF-β1)
This convergence across gene expression, serum biomarkers, and immune phenotypes provides multi-layered evidence that GRI-0621 directly targets the biological drivers of fibrosis.
Data Support Regeneration of Lung Architecture — Not Just Slowing Disease
Loss of type I alveolar epithelial (“AT1”) cells and destruction of the alveolar basement membrane are central, irreversible features of IPF. Repair of the basement membrane is widely recognized as a critical bottleneck in restoring lung function.
Earlier Phase 2a data showed changes in type IV collagen serum biomarkers, a major structural component of the basement membrane, suggestive of an alveolar repair mechanism. The newly reported gene expression data now directly support basement membrane repair and AT2-to-AT1 epithelial cell transition in GRI-0621-treated subjects versus placebo, representing key hallmarks of true lung regeneration. The Company plans to submit these new gene expression findings for presentation at a major medical conference.

Consistent Signals Across the Entire Phase 2a Dataset
Taken together, these new results reinforce and extend previously announced topline data, in which GRI-0621 treatment was observed to:
•Reduce lung injury and fibrosis progression
•Suppress pro-fibrotic immune phenotypes
•Increase markers of fibrosis resolution
•Activate molecular pathways consistent with lung repair and regeneration
Crucially, these effects were observed alongside a well-tolerated safety profile, differentiating GRI-0621 from existing treatment options that primarily slow decline while carrying significant side-effect burdens.
“The data from the Phase 2a study exceed our expectations,” said Marc Hertz, PhD, Chief Executive Officer of GRI Bio. “Across gene expression, serum biomarkers, immune profiles and lung function, we see a remarkably consistent picture emerge. GRI-0621 appears to suppress ongoing injury, reduce fibrosis, and activate mechanisms associated with rebuilding damaged lung tissue. The totality of data generated in this Phase 2a study suggests that GRI-0621 may represent a fundamentally different approach, with the potential to alter the trajectory of disease by promoting repair of damaged lung tissue.”
Phase 2a Study Demonstrated Safety, Differentiation and Signs of Functional Benefit
As previously announced, the Phase 2a IPF study:
•Met its primary endpoint, demonstrating favorable safety and tolerability
•Met multiple secondary endpoints indicative of disease-modifying activity
•Showed improvements on the exploratory endpoint of forced vital capacity (FVC), with twice as many GRI-0621-treated subjects experiencing no decline in FVC at 12 weeks compared to standard of care alone
About GRI Bio, Inc.
GRI Bio is a clinical-stage biopharmaceutical company focused on fundamentally changing the way inflammatory, fibrotic and autoimmune diseases are treated. GRI Bio’s therapies are designed to target the activity of Natural Killer T (“NKT”) cells, which are key regulators earlier in the inflammatory cascade, to interrupt disease progression and restore the immune system to homeostasis. NKT cells are innate-like T cells that share properties of both NK and T cells and are a functional link between the innate and adaptive immune responses. Type I invariant NKT (“iNKT”) cells play a critical role in propagating the injury, inflammatory response, and fibrosis observed in inflammatory and fibrotic indications. GRI Bio’s lead program, GRI-0621, is an RARβγ agonist shown to inhibit the activity of key immune cells, like iNKT cell activity, and is being developed as a novel oral therapeutic for the treatment of idiopathic pulmonary fibrosis, a serious disease with significant unmet need. The Company is also developing a pipeline of novel type 2 diverse NKT (“dNKT”) agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500 proprietary compounds, GRI Bio has the ability to fuel a growing pipeline.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations with respect to development and commercialization of the Company’s product candidates, the timing of initiation or completion of clinical trials and availability of resulting data, the potential benefits and impact of the Company’s clinical trials and product candidates and any implication that the data or results observed in preclinical trials or earlier studies, topline or interim data or trials will be indicative of results of later studies or clinical trials or final data, that final data will be indicative of a proof-of-concept, the Company’s beliefs and expectations regarding potential shareholder value and future financial performance, the Company’s beliefs about the timing and outcome of regulatory approvals and potential regulatory approval pathways and the Company’s expected future milestones. Actual results may differ from the forward-looking statements expressed by the Company in this press release and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the inability to maintain the listing of the Company’s common stock on The Nasdaq Capital Market and to comply with applicable listing requirements; (2) changes in applicable laws or regulations; (3) the inability of the Company to raise financing in the future; (4) the success, cost and timing of the Company’s product development activities; (5) the inability of the Company to obtain and maintain regulatory clearance or approval for its respective products, and any related restrictions and limitations of any cleared or approved product; (6) the inability of the Company to identify, in-license or acquire additional technology; (7) the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently developing; (8) the size and growth potential of the markets for the Company’s products and services, and their respective ability to serve those markets, either alone or in partnership with others; (9) that later data or clinical trials may be inconsistent with or contrary to data and observations to date, including that later data may not indicate a proof-of-concept or patient benefit; (10) inaccuracy in the Company’s estimates regarding expenses, future revenue, capital requirements and needs for and the ability to obtain additional financing; (11) the Company’s ability to protect and enforce its intellectual property portfolio, including any newly issued patents and its ability to obtain any expected patent term extensions, adjustments, exclusivities or disclaimers; and (12) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 14, 2025 and subsequently filed reports. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
GRI@jtcir.com